EXECUTION VERSION

AMENDMENT NO. 4 TO CREDIT AGREEMENT (this "Amendment"), dated as of September 19, 2024 (the "Amendment Effective Date"), among NCPCIF SPV II, LLC (together with its successors and assigns, the "Borrower"), each lender party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A. (together with its successors and assigns, the "Administrative Agent") and NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND (together with its successors and assigns, the "Servicer").

WHEREAS, the Borrower, the Lenders, the Administrative Agent, the Servicer, U.S. Bank Trust Company, National Association, as the collateral administrator, and U.S. Bank National Association, as the collateral custodian, are party to the Credit Agreement, dated as of April 19, 2022 (as amended, restated, supplemented or otherwise modified prior to the date hereof and from time to time, the "Credit Agreement"), providing, among other things, for the creation of a revolving credit facility by the Lenders for the Borrower;

WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Servicer desire to amend and otherwise modify the Credit Agreement, in accordance with Section 11.01 of the Credit Agreement and subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

ARTICLE II

Amendments to the Credit Agreement

SECTION 2.1. As of the Amendment Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: **bold and double-underlined text**) as set forth on the pages of the Credit Agreement attached as Appendix A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the Amendment Effective Date, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date (other than any representation and warranty that is made as of a specific date). The Servicer hereby represents and warrants to the Administrative Agent and the Lender that, as of the Amendment Effective Date, no Servicer Termination Event has occurred and is continuing.

SECTION 3.2. The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) violate the terms of any of the Borrower's Organization Documents; (b) result in any material breach or contravention of, or the creation of any Lien (other than a Permitted Lien) under, or require any material payment to be made under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any applicable Law.

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment shall become effective as of the Amendment Effective Date upon:

(a) the execution and delivery of this Amendment by the Lenders, the Administrative Agent, the Servicer and the Borrower;

(b) the Administrative Agent's receipt of a certificate of good standing certificate for the Borrower issued by the applicable office body of its jurisdiction of incorporation and a copy of the resolutions of the board of directors of the Borrower approving this Amendment and the transactions contemplated hereby;

(c) the Administrative Agent's receipt of the executed legal opinion of Dechert LLP, United States counsel to the Borrower, with respect to due authorization and enforceability, in form and substance acceptable to the Administrative Agent in its reasonable discretion; and

(d) payment of all fees and other amounts due and payable on or prior to the date hereof pursuant to the Loan Documents.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification; No Novation. Except as expressly amended hereby, the Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Credit Agreement for all purposes. It is the intent of the parties hereto, and the parties hereto agree, that this Amendment shall not constitute a novation of the Credit Agreement, any other Loan Document or any of the rights, obligations or liabilities thereunder. For the avoidance of doubt, the provisions of Section 11.20 of the Credit Agreement are incorporated by reference into this Amendment *mutatis mutandis* as if set forth in full herein.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Effective Date.

NCPCIF SPV II, LLC, as Borrower

By: Nuveen Churchill Private Capital Income Fund,
its sole member

By: /s/ John McCally
Name: John McCally
Title: Vice President and Secretary

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Bryson Brannon
Name: Bryson Brannon
Title: Director

BANK OF AMERICA, N.A., as a Lender

By: /s/ Bryson Brannon
Name: Bryson Brannon
Title: Director

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND, as Servicer

By: /s/ John McCally
Name: John McCally
Title: Vice President and Secretary

Appendix A

CREDIT AGREEMENT

among

CHURCHILL NCPCIF CLO-I LLC (F/K/A NCPIF SPV I LLC)
as Initial Borrower,

THE CO-BORROWERS FROM TIME TO TIME PARTY HERETO,

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,
as Administrative Agent,

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND,
as Servicer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Administrator

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Custodian

and

BANK OF AMERICA, N.A.,
as
Sole Lead Arranger and Sole Book Manager

Dated April 19, 2022

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

ARTICLE II

THE COMMITMENTS AND BORROWINGS

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

ARTICLE IV

CONDITIONS PRECEDENT TO BORROWINGS

ARTICLE V

REPRESENTATIONS AND WARRANTIES

ARTICLE VI

AFFIRMATIVE COVENANTS

ARTICLE VII

NEGATIVE COVENANTS

ARTICLE VIII

ADMINISTRATION AND SERVICING OF COLLATERAL ASSETS

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

ARTICLE X

ADMINISTRATIVE AGENT

ARTICLE XI

MISCELLANEOUS

ARTICLE XII

COLLATERAL ADMINISTRATOR

ARTICLE XIII

COLLATERAL CUSTODIAN

ANNEXES

SCHEDULES

EXHIBITS

CREDIT AGREEMENT

This CREDIT AGREEMENT ("Agreement") is entered into as of April 19, 2022, among CHURCHILL NCPCIF CLO-I LLC (F/K/A NCPIF SPV I LLC), a Delaware limited liability company (the "Initial Borrower"), each co-borrower from time to time party hereto (each a "Co-Borrower" and, together with the Initial Borrower, the "Borrowers" and individually, each a "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender") and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with its successors and assigns, the "Administrative Agent"), NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND, as Servicer (the "Servicer"), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator (in such capacity, together with its successors and assigns, the "Collateral Administrator") and U.S. BANK NATIONAL ASSOCIATION, as Collateral Custodian (in such capacity, together with its successors and assigns, the "Collateral Custodian").

The Borrower has requested that the Lenders provide a revolving credit facility (the "Facility"), and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

"Account" means any of the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account, the Custody Account and any sub-accounts thereof deemed appropriate or necessary by the Administrative Agent or the Securities Intermediary for convenience in administering such accounts.

"Account Control Agreement" means the Securities Account Control Agreement by and among the Borrower, as pledgor, the Administrative Agent on behalf of the Secured Parties, as secured party, and the Securities Intermediary.

"Accreted Interest" means interest accrued on a Collateral Asset that is added to the principal amount of such Collateral Asset instead of being paid as it accrues.

"Adjusted Principal Balance" means with respect to any Collateral Asset as of any date of determination, (a) the Principal Balance of such Collateral Asset multiplied by (b) the Assigned Value of such Collateral Asset. The "Adjusted Principal Balance" of any Collateral Asset that is not an Eligible Collateral Asset shall be zero.

"Administrative Agent" has the meaning specified in the Preamble.

"Aggregate Commitments" means the Commitments of all the Lenders**; for the avoidance of doubt, the Aggregate Commitments as of the Fourth Amendment Effective Date and prior to the Automatic Increase Date shall be $250,000,000**.

"Aggregate Principal Balance" means with respect to all or a portion of the Collateral Assets, as of any date, the sum of (a) the sum of the Principal Balances for such Eligible Collateral Assets plus (b) the sum of the Unfunded Exposure Amounts for such Collateral Assets.

"Aggregate Unfunded Exposure Amount" means, on any date of determination, the sum of the Unfunded Exposure Amounts of all Collateral Assets included in the Collateral.

"Aggregate Unfunded Exposure Equity Amount" means, on any date of determination, the sum of the Unfunded Exposure Equity Amounts of all Collateral Assets included in the Collateral.

"Aggregate Unfunded Exposure Loan Amount" means, on any date of determination, the excess of the Aggregate Unfunded Exposure Amount over the Aggregate Unfunded Exposure Equity Amount.

"Agreement" has the meaning specified in the Preamble.

"Amended and Restated Sale Agreement" means the amended and restated sale agreement to be entered into among the Borrower and TIAA to replace the Master Participation Agreement.

"Amount Available" means, with respect to any Payment Date, the sum of (a) the amount of Collections with respect to the related Interest Period, plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Payment Date (or since the Closing Date in the case of the first Payment Date), minus (c) any Principal Collections designated for the purchase of Eligible Collateral Assets pursuant to Section 2.14 with respect to which the related trade date (but not settlement date) has occurred.

"Applicable Accounting Standard" means (a) with respect to any Person organized in the United States (or any State thereof), GAAP or other accounting principles applicable to such Person, (which, in the case of the Borrower Parent, shall be statutory accounting practices prescribed or permitted by the Insurance Department of the State of New York) and (b) with respect to any Person not organized in the United States (or any State thereof), generally accepted accounting principles as in effect from time to time in the applicable jurisdiction, including IFRS.

"Applicable Authority" means, with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of SOFR, acting in such capacity.

"Applicable Law" means, as to any Person, all Laws binding upon such Person or to which such a Person is subject.

"Applicable Percentage" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time, subject to adjustment as provided in Section 2.12. If the commitment of each Lender to make Loans has been terminated pursuant to Section 9.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments by any Lender and to any Lender's status as a Defaulting Lender at the time of such determination. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

"Applicable Rate" means, from and after the ~~First~~**Fourth** Amendment Effective Date~~ through and including April 19, 2023~~**, with respect to any Interest Period and determined in connection with the calculation of the Borrowing Base as of the most recent Determination Date preceding the beginning of such Interest Period**, a *per annum* rate equal to ~~2.15%, and thereafter, a *per annum* rate equal to 2.40%~~**(i) the sum of (a)(x) 1.75% multiplied by (y) the lesser of (1) the Adjusted Principal Balance of all Eligible Collateral Assets that are Qualifying Syndicated Loans or (2) 30% of the Adjusted Principal Balance of all Eligible Collateral Assets, plus (b) (x) 2.00% multiplied by (y) the Adjusted Principal Balance of all Eligible Collateral Assets minus the amount determined in clause (i)(a)(y) above divided by (ii) the Aggregate Adjusted Principal Balance**.

"Approval Notice" means, with respect to any Collateral Asset, a copy of a notice executed by the Administrative Agent substantially in the form of Exhibit I, evidencing, among other things, the approval of the Administrative Agent, in its sole discretion, of such Collateral Asset.

"Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"Approved Lender" means a Person that owns and invests on a discretionary basis $25,000,000 or more in securities other than securities of an issuer that controls, is controlled by, or is under common control with, such Person; provided that, in determining whether a Person is an Approved Lender, there shall be deducted from the amount of such Person's securities the amount of any outstanding indebtedness incurred to acquire the securities owned by such Person.

"Arranger" means Bank of America, an affiliate of BofA Securities, Inc., in its capacity as sole lead arranger and sole book manager.

"Assigned Value" means, as of any date of determination (i) with respect to any Collateral Asset other than a Qualifying Syndicated Loan, the lowest of (a) the Purchase Price with respect to such Collateral Asset, (b) 100% and (c) the value of such Collateral Asset (expressed as a percentage of par) as determined by the Administrative Agent in its sole discretion (x) as of the applicable Cut-Off Date or (y) at any time from time to time following

the occurrence of a Revaluation Event with respect to such Collateral Asset; and (ii) with respect to any Collateral Asset that is a Qualifying Syndicated Loan, the lower of (a) the Purchase Price with respect to such Collateral Asset, (b) 100% and (c) at any time following a Revaluation Event, with respect to such Qualifying Syndicated Loan, (x) that has an observable bid-side quote from a Nationally Recognized Pricing Service or from another pricing service selected by the Administrative Agent with an indicated bid-depth of two or more, the Assigned Value shall be such bid-side quote (expressed as a percentage of par) or (y) that does not have an observable bid-side quote from a Nationally Recognized Pricing Service or from another pricing service selected by the Administrative Agent with an indicated bid-depth of at least two, the Assigned Value shall be the average of the bid side prices based upon information from two or more secondary loan market dealers active in the trading of such Qualifying Syndicated Loan (one of which must be from a dealer selected by the Administrative Agent); provided that if a price cannot be obtained pursuant to the means contemplated by clause (ii)(c)(x) or (ii)(c)(y) hereof, the price determined by the Administrative Agent in its sole discretion; provided, further that at any time following a Revaluation Event of the type described in clause (e) of the definition thereof with respect to a Qualifying Syndicated Loan, after the initial amendment to the Assigned Value following such Revaluation Event with respect to such Qualifying Syndicated Loan, any additional amendment shall only be made as a result of the occurrence of a separate Revaluation Event; provided, further that, if a Revaluation Event of the type described in clause (a) of the definition thereof with respect to any Collateral Asset occurs, the Assigned Value of such Collateral Asset will, automatically and without further action by the Administrative Agent, be zero.

"Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

"Audited Financial Statements" means, for any fiscal year, the statutory financial statements of the Borrower Parent for such fiscal year ended December 31 prepared in conformity with the Applicable Accounting Standard.

"Automatic Increase Date" means March 19, 2025, or an earlier date as agreed between the Administrative Agent, the Required Lenders and the Borrower.

"Availability Period" means the period (i) beginning on the later of (A) the Closing Date and (B) the date on which all conditions precedent to the initial Borrowing have been satisfied or waived and (ii) ending on the earlier of (A) any date on which an Event of Default has occurred and each Lender's commitment has been terminated pursuant to Section 9.02 or (B) the third anniversary of the ~~Closing~~**Fourth Amendment Effective** Date.

"Average Life" means, for any Collateral Asset, as of any date of determination, the number determined by *dividing* (a) the product of (i) the amount of each Scheduled Payment of principal to be paid after such date of determination *by* (ii) the number of years (rounded to the nearest hundredth) from such date of determination until such Scheduled Payment of

"Commitment" means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed (a) the Dollar amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount **shall be increased on the Automatic Increase Date, as applicable, or** may be adjusted from time to time in accordance with this Agreement and (b) after the end of the Availability Period, such Outstanding Amount of the Loans made by such Lender.

"Commitment Fee" has the meaning specified in Section 2.07(a).

"Commitment Fee Rate" means (a) prior to July 16, 2024, 0.40%; (b) from July 16, 2024 until October 16, 2024, 0.20%; and (c) thereafter, 0.40%.

"Communication" means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

"Competitor" means (x)(a) any Person primarily engaged in the business of lending to middle-market companies or investing in loans to middle-market companies, which is in direct or indirect competition with the Borrower, the Borrower Parent, the Servicer, any sub-advisor of the Servicer, or any Affiliate thereof that is an investment advisor, (b) any Person controlled by, or controlling, or under common control with, a Person referred to in clause (a) above, or (c) any Person for which a Person referred to in clause (a) above serves as an investment advisor with discretionary investment authority and (y) that is not a commercial bank, investment bank or insurance company.

"Compliance Certificate" means a certificate substantially in the form of Exhibit C.

"Concentration Measure" means (a) prior to the earlier of (x) (i) the date that is nine (9) months after the Third Amendment Effective Date and (ii) the date that is six (6) months after any Securitization Take-Out Date and (y) the first date on which the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets **plus amounts on deposit in the Principal Collection Account (i) prior to the Automatic Increase Date,** is greater than or equal to $~~150,000,000, $150,000,000~~**250,000,000, $250,000,000 and (ii) from and including the Automatic Increase Date, is greater than or equal to $350,000,000, $350,000,000**; and (b) thereafter, the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets **plus amounts on deposit in the Principal Collection Account**.

"Conforming Changes" means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate, any conforming changes to the definitions of "Base Rate", "SOFR" and "Interest Period", timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of "Business Day" and "U.S. Government Securities Business Day", timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, in consultation with the Borrower, to reflect the adoption

payments (it being understood that a First Lien Bank Loan that is subject to Permitted Obligor Indebtedness as described in the definition of "First Lien Bank Loan" will not be deemed to be a FILO Bank Loan by virtue of such Permitted Obligor Indebtedness).

"Financial Sponsor" means any Person, including any subsidiary of such Person, whose principal business activity is acquiring, holding and selling investments (including controlling interests) in otherwise unrelated companies that are each distinct legal entities with separate management, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

"First Amendment Effective Date" means October 4, 2022.

"First Lien Bank Loan" means a Bank Loan that (a) is not (and by its terms is not permitted to become) subordinate in right of payment and does not have a junior lien priority to any other debt for borrowed money incurred by the obligor of such Bank Loan other than Permitted Obligor Indebtedness, (b) is secured by a valid first priority perfected security interest or lien on specified collateral securing the obligor's obligations under such Bank Loan (such collateral, together with any other pledged assets, or the related enterprise value, having a value (as reasonably determined by the Servicer as of the related Cut-Off Date, which determination will not be questioned based on subsequent events) equal to or greater than the principal balance of the Bank Loan and other pari passu debt) securing the obligor's obligations under the Bank Loan subject to (i) Liens permitted under the applicable Underlying Instrument that are reasonable and customary for similar loans, (ii) Liens to secure Permitted Obligor Indebtedness and (iii) Liens accorded priority by law in favor of the United States or any state or agency and (c) is not secured solely or primarily by common stock or other equity interests; provided, that the limitation set forth in this clause (c) does not apply with respect to a Bank Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Bank Loan or any other similar type of indebtedness owing to third parties).

"Foreign Lender" means, a Recipient that is not a U.S. Person.

"Fourth Amendment Effective Date" means September 19, 2024.

"FRB" means the Board of Governors of the Federal Reserve System of the United States.

"Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

"Funding Date" means the date of any Borrowing or any Reinvestment Date, as applicable.

"GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American

Administrative Agent in its discretion if such other tranches carry the same material terms and are each widely distributed and (y) the calculation of "tranche size" may also include, at the discretion of the Administrative Agent, any last out component, revolver or unfunded delayed draw loan secured by the same collateral as other senior secured obligations of the applicable obligor, but not any second lien loan or unsecured component.

"Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority, self-regulatory organization, market, exchange, or clearing facility charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, self-regulatory organization, market, exchange, or clearing facility, in each case whether or not having the force of law.

"Lender Fee Letter" means any letter agreement between the Initial Borrower, each Co-Borrower from time to time party thereto and a Lender.

"Lender Fees" has the meaning specified in Section 2.07(c)(ii).

"Lenders" has the meaning specified in the Preamble.

"Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify in writing the Borrower and the Administrative Agent.

"Lien" means any assignment by way of security, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

"Loan" has the meaning specified in Section 2.01.

"Loan Documents" means this Agreement, each Security Agreement, the Account Control Agreement, each Assignment and Assumption, the Sale Agreement, the Master Participation Agreement, each Co-Borrower Joinder, each Note, the Collateral Administrator and Collateral Custodian Fee Letter and the Fee Letters.

"Loan Notice" means a notice of (a) a Borrowing or (b) a conversion of Loans from one Type to the other, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A.

"Make-Whole Fee" has the meaning specified in Section 2.07(b).

"Make-Whole Percentage" means (a) prior to the first anniversary of the ~~Closing~~**Fourth Amendment Effective** Date, 2.0%, (b) on and after the first anniversary of the

~~Closing~~**Fourth Amendment Effective** Date and prior to the second anniversary of the ~~Closing~~**Fourth Amendment Effective** Date, ~~1.0~~**0.5**% and (c) thereafter, zero.

"Master Agreement" has the meaning specified in Section 11.23(c)(v).

"Master Participation Agreement" means each of (a) the Master Participation and Assignment Agreement, dated as of March 31, 2022, between the Initial Borrower and TIAA, as such Master Participation and Assignment Agreement is amended and restated by the Amended and Restated Sale Agreement after the Closing Date and (b) any other master participation agreement entered into by the Borrower after the Closing Date with the consent of the Administrative Agent.

"Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a materially adverse effect on (a) the financial condition or operations of the Borrower or the Servicer, (b) the legality, validity or enforceability of any of the Loan Documents, (c) the right or ability of the Borrower or the Servicer to perform any of its obligations under any of the Loan Documents or (d) the rights or remedies of (i) the Lenders or the Administrative Agent under any of the Loan Documents or (ii) of the Borrower under the Collateral Assets taken as a whole.

"Material Modification" means any amendment or waiver of, or modification or supplement to, any Underlying Instrument governing a Collateral Asset executed or effected on or after the Cut-Off Date which:

(a) reduces or forgives any or all of the principal amount due under such Collateral Asset;

(b) (i) waives one or more interest payments, (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Collateral Asset or (iii) waives or reduces the spread or coupon payable on such Collateral Asset; provided that (x) no such reduction shall be a Material Modification with respect to any Loan that utilizes grid pricing to the extent such reduction is in accordance with the provisions of the Underlying Instruments for such Loan and (y) such spread or coupon may be reduced notwithstanding clause (iii) by not more than 20% from the spread or coupon on the related Cut-Off Date if the Servicer certifies that such reduction is due to improving market conditions or an improved credit position of the related obligor;

(c) contractually or structurally subordinates such Collateral Asset by operation of (i) any priority of payment provisions, (ii) any turnover provisions, (iii) the transfer of assets in order to limit recourse to the related obligor (other than where such transfer is not intended to avoid or limit recourse but is a *bona fide* disposition transaction which results in the repayment of Indebtedness from any net proceeds) or (iv) the granting of Liens, other than Permitted Liens, on any of the Related Security securing such Collateral Asset;

(d) either (i) extends the maturity date of such Collateral Asset past the maturity date as of the Cut-Off Date; provided that the maturity date of such Collateral

"Maturity Date" means the fifth anniversary of the ~~Closing~~**Fourth Amendment Effective** Date; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next following Business Day.

"Measurement Date" means each of the following, as applicable: (i) the Closing Date; (ii) each Determination Date; (iii) each Funding Date; (iv) the date of any repayment or prepayment pursuant to Section 2.03; (v) the date that the Servicer has actual knowledge of the occurrence of any Revaluation Event with respect to any Collateral Asset, a change in the Assigned Value of any Collateral Asset or that any Collateral Asset fails to be an Eligible Collateral Asset; (vi) the date of any repurchase pursuant to Section 2.16(a); (vii) the last day of the Availability Period; (viii) the date of any Optional Sale; (ix) the date of any Restricted Payment; (x) the date of any Event of Default; (x) the date of any Securitization Take-Out; and (xi) any other date reasonably requested by the Administrative Agent.

"Minimum Required Equity Amount" means, as of any date of determination, the amount equal to the sum of the Adjusted Principal Balances plus the Unfunded Exposure Amounts of all Eligible Collateral Assets attributable to the four obligors whose Collateral Assets have the highest Adjusted Principal Balances.

"Monthly Report" means a monthly report prepared by the Collateral Administrator, on behalf of the Borrower, substantially in the form of Exhibit G.

"Moody's" means Moody's Investors Service, Inc. and any successor thereto.

"Multiemployer Plan" means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, as applicable, in respect of which the Borrower or any ERISA Affiliate has or could have any obligation or liability, contingent or otherwise.

"Nationally Recognized Pricing Service" means IHS MarkIt Ltd. or Thomson Reuters LPC or any other nationally recognized loan pricing approved in writing by the Administrative Agent in its reasonable discretion.

"Net Leverage Multiple" means, with respect to any Collateral Asset that is not a First Lien Bank Loan or FILO Bank Loan for any Relevant Test Period, either (a) the meaning of "Net Leverage Multiple", "Total Leverage Ratio" or any comparable definition in the Underlying Instruments for such Collateral Asset or (b) in any case that "Net Leverage Multiple", "Total Leverage Ratio" or a comparable definition is not defined in such Underlying Instruments, the ratio of (i) Indebtedness of the relevant obligor less unrestricted cash of the relevant obligor to (ii) EBITDA of such obligor with respect to such Relevant Test Period (or such other definition as the Borrower and the Administrative Agent shall agree upon in writing (including via email)), as most recently calculated by the obligor pursuant to the Underlying Instruments or by the Borrower and the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant obligor as per the requirements of the Underlying Instruments.

"Net Purchased Loan Balance" means, as of any date of determination with respect to any Seller, an amount equal to (i) the aggregate Principal Balance of all Purchased

(g) The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets the obligor with respect to which has a trailing twelve months EBITDA as of the date of acquisition of less than (x) $20,000,000 may not exceed 20.0% of the Concentration Measure and (y) $15,000,000 may not exceed 10.0% of the Concentration Measure.

(h) The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets for which none of the obligors are domiciled in the United States may not exceed 10.0% of the Concentration Measure.

(i) The sum of the aggregate Unfunded Exposure Amount and Aggregate Adjusted Principal Balance of Revolving Assets and the aggregate Unfunded Exposure Amount of Delayed Draw Assets, collectively, may not exceed 15.0% of the Concentration Measure.

(j) The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that are Partial Deferrable Collateral Assets may not exceed 5.0% of the Concentration Measure.

(k) The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that are DIP Loans may not exceed 5.0% of the Concentration Measure.

(l) The Aggregate Adjusted Principal Balance of all Qualifying Syndicated Loans may not exceed ~~30.0~~**40.0**% of the Concentration Measure.

Domicile of Obligors. For purposes of this Annex B, the domicile jurisdiction for any obligor domiciled in a tax haven jurisdiction (Bahamas, Bermuda, the British Virgin Islands, the U.S. Virgin Islands, Jersey, the Cayman Islands, the Channel Islands, the Marshall Islands or any other jurisdiction deemed acceptable by the Servicer) shall be deemed to be the jurisdiction of its headquarters or in which a substantial portion of its operations is located or in which a substantial portion of its revenue or value is derived (each as determined in good faith by the Servicer), in each case either directly or through subsidiaries. The domicile jurisdiction for any obligor will be determined by the Servicer, subject to the rights of the Administrative Agent to dispute such determination.

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Total Commitment as of the Fourth Amendment Effective Date	Total Commitment as of the Automatic Increase Date	Applicable Percentage
Bank of America, N.A.	$250,000,000[2]	$350,000,000	100.000000000%
Total	$250,000,000	$350,000,000	100.000000000%

[2] To be reduced to $150,000,000 on July 16, 2024.